A-4

National Grid Holdings Limited
Group profit and loss account
for the year ended March 31, 2001

		GBPm	$m
----------------------------------------------------------------------------------------

Turnover, including share of joint ventures	1,846.1 	2,621.5
Less: share of joint ventures' turnover (continuing operations)	(161.2)	(228.9)
	--------	--------
Group turnover - continuing operations	1,684.9 	2,392.6
Operating costs	(1,160.7)	(1,648.3)
	--------	---------
Operating profit of Group undertakings	524.2 	744.3
Share of joint ventures' and associate's operating loss	(111.2)	(157.9)
	--------	---------
Operating profit
- Before goodwill amortisation	427.9 	607.6
- Goodwill amortisation	(14.9)	(21.2)
	------	------
Total operating profit - continuing operations	413.0 	586.4
Exceptional profit relating to partial disposal of Energis	242.9 	344.9
Profit on disposal of businesses	18.0 	25.6
Net interest	(76.5)	(108.6)
	------	-------
Profit on ordinary activities
 before taxation - continuing operations	597.4 	848.3
Taxation
- Excluding exceptional items	(110.3)	(156.6)
- Exceptional items	229.5 	325.9
		------	-------
		119.2 	169.3
	------	-------

Profit on ordinary activities after taxation	716.6 	1,017.6

Minority interests - equity	0.2 	0.3
	------	-------
Profit for the year - retained	716.8 	1,017.9
	=======	========

Reconciliation of net income to US GAAP

Profit for the year, excluding exceptional items	226.4 	321.5
Exceptional items after taxation	490.4 	696.4
	-----	------
Net income under UK GAAP	716.8 	1,017.9
	-----	------
Adjustments to conform with US GAAP
	Deferred taxation 	(36.2)	(51.4)
	Pensions 	13.7 	19.5
	Share option schemes 	3.4 	4.8
	Tangible fixed assets - depreciation on reversal
	    of partial release of impairment provision	3.4 	4.8
	Financial instruments	2.7 	3.8
	Severance costs	(5.5)	(7.8)
	Recognition of UK transmission income	(17.0)	(24.1)
	Share of associate's adjustments to conform with US GAAP	48.0 	68.1
	------	-------
Total US GAAP adjustments	12.5 	17.7

	------	--------
Net income under US GAAP	729.3 	1,035.6
	======	======


The profit and loss account is prepared under UK GAAP.  The amounts presented above in US dollars are by way of a convenience translation of UK sterling figures, based on the exchange rate at March 31, 2001 of $1.42 = 1 GBP.





National Grid Holdings Limited
Group balance sheet
at March 31, 2001
		GBPm	$m
------------------------------------------------------------------------------------
Fixed assets
Intangible assets - negative goodwill	(1.2)	(1.7)
Tangible assets	3,466.0	4,921.7
Investments in joint ventures
- Share of gross assets	787.8	1,118.7
- Share of gross liabilities	(485.4)	(689.3)
	-------	-------
- Share of net assets	302.4	429.4
- Loans to joint ventures	64.9	92.2
Investment in associate	414.9	589.1
Other investments	14.0	19.9
	-----	-----
Total investments	796.2	1,130.6
	-----	-------
		4,261.0	6,050.6

Current assets
Stocks	17.4	24.7
Debtors (amounts falling due within one year)	2,199.9	3,123.9
Debtors (amounts falling due after one year)	45.1	64.0
Assets held for exchange	16.6	23.6
Cash and deposits	140.2	199.1
		------	------
		2,419.2	3,435.3

Creditors (amounts falling due within one year)
Borrowings	(222.8)	(316.4)
Other creditors	(1,689.3)	(2,398.8)
	---------	---------
	(1,912.1)	(2,715.2)
	---------	---------

Net current assets	507.1	720.1
		-----	------
Total assets less current liabilities	4,768.1	6,770.7

Creditors (amounts falling due after more than one year)

Exchangeable bonds	(480.3)	(682.0)
Other borrowings	(1,107.2)	(1,572.2)
Other creditors	(48.5)	(68.9)
	------	-------
		(1,636.0)	(2,323.1)

Provisions for liabilities and charges	(27.2)	(38.6)
	------	------
Net assets employed	3,104.9	4,409.0
		========	========

Capital and reserves
Called up share capital 	100.0	142.0
Share premium account	1,873.2	2,659.9
Other reserves	(739.6)	(1,050.2)
Profit and loss account	1,870.9	2,656.7
	-------	-------
Equity shareholders' funds 	3,104.5	4,408.4
Minority interest - equity	0.4	0.6
	--------	--------
		3,104.9	4,409.0
		========	========
Reconciliation of equity shareholders' funds to US GAAP

Equity shareholders' funds under UK GAAP	3,104.5	4,408.4

Adjustments to conform with US GAAP
	Deferred taxation	(771.0)	(1,094.9)
	Pensions 	176.5 	250.6
	Shares held by employee share trusts 	(12.0)	(17.0)
	Accruals relating to employee share schemes	15.9 	22.6
	Tangible fixed assets - reversal of partial
	    release of impairment provision	(41.6)	(59.1)
	Financial instruments	1.7 	2.4
	Recognition of UK transmission income	(17.0)	(24.1)
	Share of associate's  adjustments to conform with US GAAP	6.8 	9.7
		-----	------
Total US GAAP adjustments	(640.7)	(909.8)

		--------	--------
Equity shareholders' funds under US GAAP	2,463.8 	3,498.6
	=========	=========

The balance sheet is prepared under UK GAAP.  The amounts presented above in US dollars are by way of a convenience translation of UK sterling figures, based on the exchange rate at March 31, 2001 of $1.42 = 1 GBP.



National Grid Holdings Limited
Group cash flow statement
for the year ended March 31, 2001


	GBPm	$m
----------------------------------------------------------------------------------------

Net cash inflow from operating activities	548.0 	778.2

Dividends from joint ventures	11.1 	15.8

Returns on investments and servicing of finance
Interest received	70.4 	99.9
Interest paid	(144.1)	(204.6)
	-------	-------

Net cash outflow for returns on investments
and servicing of finance	(73.7)	(104.7)

Taxation
Corporate tax paid	(198.2)	(281.4)

Capital expenditure
Payments to acquire tangible fixed assets	(317.8)	(451.3)
Receipts of capital contributions	2.2 	3.1
Receipts from disposals of tangible fixed assets	10.3 	14.6
	------	-------
Net cash outflow for capital expenditure 	(305.3)	(433.6)

Acquisitions and disposals
Payments to acquire investments	(312.6)	(443.9)
Disposal of businesses	47.1 	66.9
	-------	-------
Net cash outflow for acquisitions and disposals 	(265.5)	(377.0)


Net cash outflow before management of liquid 	------	-------
resources and financing	(283.6)	(402.7)

Management of liquid resources
Decrease in short term deposits 	479.3 	680.6
	-----	-----

Net cash inflow from the management of liquid resources	479.3 	680.6

Financing
New borrowings	338.9 	481.2
Borrowings repaid	(295.3)	(419.3)
	-------	-------
Increase in borrowings	43.6 	61.9
Movement in inter-business balances	(66.9)	(95.0)
	------	------

Net cash outflow from financing	(23.3)	(33.1)
	------	------
Movement in cash and overdrafts	172.4 	244.8
	======	======

Summary Group cash flow statement under US GAAP


Net cash provided by operating activities	287.1 	407.7
Net cash used in investing activities	(549.6)	(780.4)
Net cash used in financing activities	(173.2)	(245.9)
	-------	-------
Net decrease in cash and cash equivalents	(435.7)	(618.6)
Cash and cash equivalents at beginning of year	567.6 	806.0
	-----	-----
Cash and cash equivalents at end of year	131.9 	187.4
	=======	=======

Cash and deposits per balance sheet	140.2 	199.1
Less: deposits with original maturities of more than three months	(8.3)	(11.7)
	-----	------
Cash and cash equivalents	131.9 	187.4
	=======	=======


The cash flow statement is prepared under UK GAAP and the summary cash flow statement is prepared under US GAAP.  The amounts presented above in US dollars are by way of a convenience translation of UK sterling figures, based on the exchange rate at March 31,
2001 of $1.42 = 1 GBP.






National Grid Holdings Limited
Group profit and loss reserve
for the year ended March 31, 2001


	GBPm	$m
-------------------------------------------------------------------------------------

At April 1, 2000	1,165.6 	1,655.2

Exchange adjustments	(11.5)	(16.4)

Retained profit for the year	716.8 	1,017.9
	------	--------

At March 31, 2001	1,870.9 	2,656.7
	========	========


Reconciliation of Group profit and loss reserve to retained earnings under US GAAP

Group profit and loss reserve under UK GAAP at March 31, 2001	1,870.9 	2,656.7

Adjustments to conform with US GAAP
  Total US GAAP adjustments to equity shareholders' funds	(640.7)	(909.8)
  Add back: shares held by employee share trusts	12.0 	17.0
      Accruals relating to employee share schemes	(15.9)	(22.6)
	------	------

Retained earnings under US GAAP at March 31, 2001	1,226.3* 	1,741.3*
	========	========



*  Includes cumulative other comprehensive income of GBP 11.0m ($15.6m)


The Group profit and loss reserve is prepared under UK GAAP.  The amounts presented above in US dollars are by way of a convenience translation of UK sterling figures, based on the exchange rate at March 31, 2001 of $1.42 =1 GBP.
